Exhibit 99.1

NEWS RELEASE
www.northerntrust.com

INVESTOR CONTACT: Jennifer Childe | 312-444-3290 | Jennifer.Childe@ntrs.com MEDIA CONTACT: Doug Holt | 312-662-8315 | Doug.Holt@ntrs.com

NORTHERN TRUST CORPORATION REPORTS THIRD QUARTER
NET INCOME OF $464.9 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $2.22
CHICAGO, OCTOBER 23, 2024 — Northern Trust Corporation today reported third quarter net income per diluted common share of $2.22, compared to $4.34 in the second quarter of 2024 and $1.49 in the third quarter of 2023. Net income was $464.9 million, compared to $896.1 million in the prior quarter and $327.8 million in the prior-year quarter.
Third Quarter 2024 results included a $68.1 million pre-tax gain related to the sale of an equity investment (after-tax $51.4 million), recorded in Other Operating Income.

MICHAEL O’GRADY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER:
“Northern Trust’s third quarter results reflect continued momentum across our businesses. Trust fees increased 8% and net interest income grew 21%, both as compared to the prior-year quarter. Excluding notables, earnings per share grew 32% and we returned more than $450 million to shareholders. Importantly, we generated positive trust fee and total operating leverage while continuing to make significant investments in our businesses and infrastructure.

We proudly celebrated our company’s 135th anniversary during the third quarter. Northern Trust’s core principles of service, expertise, and integrity, upon which our company was founded, still guide us today. As we look forward, we are taking actions to position the firm for higher underlying growth and greater operational efficiency, including the leadership changes we announced last month. We enter the fourth quarter with a strong new business pipeline and our attention squarely focused on serving the evolving needs of our clients.”

FINANCIAL SUMMARY & KEY METRICS
				% Change Q3 2024 vs.
($ In Millions except per share data)	Q3 2024	Q2 2024	Q3 2023	Q2 2024	Q3 2023
Trust, Investment and Other Servicing Fees	$1,196.6	$1,166.1	$1,111.9	3%	8%
Other Noninterest Income (Loss)	209.6	1,026.5	158.4	(80)	32
Net Interest Income (FTE*)	569.4	529.8	469.4	7	21
Total Revenue (FTE*)	$1,975.6	$2,722.4	$1,739.7	(27)%	14%

Noninterest Expense	$1,359.4	$1,533.9	$1,278.2	(11)%	6%
Provision for Credit Losses	8.0	8.0	14.0	—	(43)
Provision for Income Taxes	136.2	277.5	106.5	(51)	28
FTE Adjustment*	7.1	6.9	13.2	3	(47)
Net Income	$464.9	$896.1	$327.8	(48)%	42%

Earnings Allocated to Common and Potential Common Shares	$445.0	$884.3	$308.5	(50)%	44%
Diluted Earnings per Common Share	$2.22	$4.34	$1.49	(49)	49
Return on Average Common Equity	15.4%	31.2%	11.6%
Return on Average Assets	1.26%	2.44%	0.93%
Average Assets	$146,842.9	$148,001.2	$140,201.6	(1)%	5%
(*)     Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principles (non-GAAP) financial measures. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

NORTHERN TRUST CORPORATION THIRD QUARTER 2024 RESULTS

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are a driver of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income.
	As of			% Change September 30, 2024 vs.
($ In Billions)	September 30, 2024*	June 30, 2024	September 30, 2023	June 30, 2024	September 30, 2023
Assets Under Custody/Administration
Asset Servicing	$16,278.0	$15,470.8	$13,206.2	5%	23%
Wealth Management	1,145.0	1,096.6	958.5	4	19
Total Assets Under Custody/Administration	$17,423.0	$16,567.4	$14,164.7	5%	23%
Assets Under Custody(1)
Asset Servicing	$12,662.1	$11,955.5	$10,064.4	6%	26%
Wealth Management	1,132.7	1,085.9	951.0	4	19
Total Assets Under Custody	$13,794.8	$13,041.4	$11,015.4	6%	25%
Assets Under Management
Asset Servicing	$1,177.9	$1,107.3	$963.4	6%	22%
Wealth Management	443.9	419.4	369.9	6	20
Total Assets Under Management	$1,621.8	$1,526.7	$1,333.3	6%	22%
(1) Assets Under Custody are a component of Assets Under Custody/Administration.
(*) Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

TRUST, INVESTMENT AND OTHER SERVICING FEES
				% Change Q3 2024 vs.
($ In Millions)	Q3 2024	Q2 2024	Q3 2023	Q2 2024	Q3 2023
Asset Servicing Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$453.1	$445.9	$428.1	2%	6%
Investment Management	152.6	145.7	137.1	5	11
Securities Lending	17.5	16.5	20.4	6	(14)
Other	43.9	42.5	40.4	3	8
Total Asset Servicing	$667.1	$650.6	$626.0	3%	7%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$186.6	$180.7	$172.3	3%	8%
East	136.4	132.7	126.1	3	8
West	105.7	103.3	95.8	2	10
Global Family Office (GFO)	100.8	98.8	91.7	2	10
Total Wealth Management	$529.5	$515.5	$485.9	3%	9%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,196.6	$1,166.1	$1,111.9	3%	8%
Asset Servicing and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
Total Asset Servicing trust, investment and other servicing fees increased sequentially and from the prior-year quarter.
▪Custody and fund administration fees increased sequentially primarily due to favorable markets and favorable currency translation, partially offset by previously disclosed lost business. Custody and fund administration fees increased from the prior-year quarter primarily due to favorable markets and favorable currency translation.
▪Investment management fees increased sequentially primarily due to favorable markets. Investment management fees increased from the prior-year quarter primarily due to favorable markets and new business.
Total Wealth Management trust, investment and other servicing fees increased sequentially and from the prior-year quarter.
•Fees in the regions increased sequentially and from the prior-year quarter primarily due to favorable markets.
•Fees in GFO increased from the prior-year quarter primarily due to favorable markets and asset inflows.

NORTHERN TRUST CORPORATION THIRD QUARTER 2024 RESULTS

OTHER NONINTEREST INCOME
				% Change Q3 2024 vs.
($ In Millions)	Q3 2024	Q2 2024	Q3 2023	Q2 2024	Q3 2023
Other Noninterest Income
Foreign Exchange Trading Income	$54.1	$58.4	$51.8	(7)%	4%
Treasury Management Fees	8.2	9.0	7.5	(9)	9
Security Commissions and Trading Income	35.5	34.3	30.9	4	15
Other Operating Income	111.8	924.7	68.2	(88)	64
Investment Security Gains (Losses), net	—	0.1	—	N/M	N/M
Total Other Noninterest Income (Loss)	$209.6	$1,026.5	$158.4	(80)%	32%
N/M - Not meaningful
Other operating income decreased sequentially primarily due to previously disclosed notable items recorded in the prior quarter and higher expenses related to existing Visa Class B swap agreements, including $12.8 million related to litigation escrow funding in the current quarter, partially offset by the $68.1 million gain on the sale of an equity investment in the current quarter. Other operating income increased compared to the prior-year quarter primarily driven by the $68.1 million gain on the sale of an equity investment in the current quarter, partially offset by higher expenses related to existing Visa Class B swap agreements, including $12.8 million related to litigation escrow funding in the current quarter, and a decrease in banking and credit-related service fees.

NET INTEREST INCOME
				% Change Q3 2024 vs.
($ In Millions)	Q3 2024	Q2 2024	Q3 2023	Q2 2024		Q3 2023
Net Interest Income
Interest Income (FTE*)	$2,537.3	$2,513.4	$1,948.2	1%		30%
Interest Expense	1,967.9	1,983.6	1,478.8	(1)		33
Net Interest Income (FTE*)	$569.4	$529.8	$469.4	7%		21%
Average Earning Assets	$134,767.8	$135,401.1	$128,254.4	—%		5%
Net Interest Margin (FTE*)	1.68%	1.57%	1.45%	11	bps	23	bps
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-GAAP financial measures. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
bps - basis points
Net interest income on an FTE basis increased sequentially primarily driven by lower funding costs and a higher than average impact of other items, partially offset by a decrease in the loan portfolio. Net interest income on an FTE basis increased compared to the prior-year quarter primarily driven by higher deposits, securities repositioning, and a higher than average impact of other items, partially offset by a decrease in the loan portfolio.
The net interest margin on an FTE basis increased sequentially primarily due to more favorable deposit costs and a higher than average impact of other items. The net interest margin on an FTE basis increased compared to the prior-year quarter primarily due to more favorable deposit costs, lower funding costs, and a higher than average impact of other items.
Average earning assets increased compared to the prior-year quarter primarily driven by an increase in deposits, partially offset by a decrease in borrowing activity.

NORTHERN TRUST CORPORATION THIRD QUARTER 2024 RESULTS

PROVISION FOR CREDIT LOSSES
	As of and for the three-months ended,			% Change September 30, 2024 vs.
($ In Millions)	September 30, 2024	June 30, 2024	September 30, 2023	June 30, 2024	September 30, 2023
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$209.6	$201.5	$197.5	4%	6%
Provision for Credit Losses	8.0	8.0	14.0	—	(43)
Net Recoveries (Charge-Offs)	2.4	0.1	0.3	N/M	N/M
Ending Allowance for Credit Losses	$220.0	$209.6	$211.8	5%	4%
Allowance assigned to:
Loans	$184.8	$167.7	$166.8	10%	11%
Undrawn Loan Commitments and Standby Letters of Credit	26.5	29.5	28.3	(10)	(6)
Debt Securities and Other Financial Assets	8.7	12.4	16.7	(30)	(48)
Ending Allowance for Credit Losses	$220.0	$209.6	$211.8	5%	4%
N/M - Not meaningful
Q3 2024
The provision in the current quarter resulted from an increase in both the collective and individual reserves. The increase in collective reserves was primarily driven by a small number of downgrades and extensions in the Commercial and Institutional (C&I) portfolio. The reserve evaluated on a collective basis relates to pooled financial assets sharing similar risk characteristics. The increase in individual reserves was driven by the default of one C&I loan.

Q2 2024
The provision in the prior quarter resulted from an increase in collective reserves. The increase in collective reserves was primarily in the C&I portfolio, driven by modest deterioration in credit quality, and the Commercial Real Estate (CRE) portfolio, driven by expectations for weaker CRE prices.
Q3 2023
The provision in the prior-year quarter was primarily due to an increase in the reserve evaluated on a collective basis, driven by a small number of large new loans and renewals and credit quality deterioration of certain CRE and C&I loans, partially offset by a net improvement in the overall macroeconomic outlook.

NORTHERN TRUST CORPORATION THIRD QUARTER 2024 RESULTS

NONINTEREST EXPENSE
				% Change Q3 2024 vs.
($ In Millions)	Q3 2024	Q2 2024	Q3 2023	Q2 2024	Q3 2023
Noninterest Expense
Compensation	$583.6	$665.2	$558.1	(12)%	5%
Employee Benefits	109.2	100.2	100.8	9	8
Outside Services	256.3	260.9	229.6	(2)	12
Equipment and Software	270.4	277.5	232.5	(3)	16
Occupancy	53.8	54.8	58.7	(2)	(8)
Other Operating Expense	86.1	175.3	98.5	(51)	(13)
Total Noninterest Expense	$1,359.4	$1,533.9	$1,278.2	(11)%	6%
End of Period Full-Time Equivalent Employees	23,300	23,000	23,300	1%	—%

Compensation expense decreased sequentially primarily due to the prior quarter severance-related charge. Compensation expense increased compared to the prior-year quarter primarily due to higher base pay adjustments.
Employee benefits expense increased both sequentially and compared to the prior-year quarter primarily driven by higher medical costs.
Outside services expense increased compared to the prior-year quarter primarily due to an increase in consulting services.
Equipment and software expense decreased sequentially primarily due to the software disposition charges recorded in the prior quarter. Equipment and software expense increased compared to the prior-year quarter primarily due to higher software amortization and higher software support and rental expense.
Other operating expense decreased sequentially primarily due to the previously disclosed notable items recorded in the prior quarter. Other operating expense decreased compared to the prior-year quarter primarily due to a decrease in account servicing activities and the impact of reclassifying the amortization of certain investments from other operating expense to the provision for income taxes, in accordance with a new accounting standard that took effect in 2024.

PROVISION FOR INCOME TAXES
				% Change Q3 2024 vs.
($ In Millions)	Q3 2024	Q2 2024	Q3 2023	Q2 2024		Q3 2023
Net Income
Income before Income Taxes	$601.1	$1,173.6	$434.3	(49)%		38%
Provision for Income Taxes	136.2	277.5	106.5	(51)		28
Net Income	$464.9	$896.1	$327.8	(48)%		42%
Effective Tax Rate	22.7%	23.6%	24.5%	(90)	bps	(180)	bps
bps - basis points
The effective tax rate decreased both sequentially and compared to the prior-year quarter primarily due to higher current year benefits.

NORTHERN TRUST CORPORATION THIRD QUARTER 2024 RESULTS

CAPITAL ACTIONS
The Corporation returned approximately $453.0 million to common shareholders in the current quarter through dividends and the repurchase of shares. During the current quarter, the Corporation declared cash dividends totaling $151.6 million to common stockholders. The Corporation repurchased 3,463,546 shares of common stock, including 15,629 withheld to satisfy tax withholding obligations related to share-based compensation, at a total cost of $301.4 million ($87.01 average price per share).
The Corporation also declared cash dividends totaling $16.2 million to preferred stockholders during the current quarter.

CAPITAL RATIOS
The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at September 30, 2024, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios, as well as the required minimum capital ratios, for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased-in requirements.

	September 30, 2024*		June 30, 2024		September 30, 2023
Capital Ratios - Northern Trust Corporation	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	12.6%	14.0%	12.6%	13.9%	11.4%	13.2%	N/A	4.5%
Tier 1 Capital	13.6	15.1	13.6	15.0	12.4	14.3	6.0	6.0
Total Capital	15.6	17.0	15.5	16.9	14.5	16.5	10.0	8.0
Tier 1 Leverage	8.1	8.1	8.0	8.0	7.9	7.9	N/A	4.0
Supplementary Leverage	N/A	9.2	N/A	9.1	N/A	8.4	N/A	3.0

	September 30, 2024*		June 30, 2024		September 30, 2023
Capital Ratios - The Northern Trust Company	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	12.3%	13.9%	12.9%	14.6%	12.3%	14.5%	6.5%	4.5%
Tier 1 Capital	12.3	13.9	12.9	14.6	12.3	14.5	8.0	6.0
Total Capital	14.0	15.5	14.6	16.1	14.2	16.4	10.0	8.0
Tier 1 Leverage	7.3	7.3	7.6	7.6	7.8	7.8	5.0	4.0
Supplementary Leverage	N/A	8.2	N/A	8.6	N/A	8.3	3.0	3.0
(*) Capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

NORTHERN TRUST CORPORATION THIRD QUARTER 2024 RESULTS

RECONCILIATION TO FULLY TAXABLE EQUIVALENT
The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with GAAP to such measures on an FTE non-GAAP basis. Management believes this presentation facilitates the analysis of asset yields and provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	QUARTERS
	2024			2023
($ in Millions)	THIRD	SECOND	FIRST	FOURTH	THIRD
Net Interest Income
Interest Income - GAAP	$2,530.2	$2,506.5	$2,445.6	$2,199.6	$1,935.0
Add: FTE Adjustment	7.1	6.9	7.3	18.0	13.2
Interest Income (FTE) - Non-GAAP	$2,537.3	$2,513.4	$2,452.9	$2,217.6	$1,948.2

Net Interest Income - GAAP	$562.3	$522.9	$528.1	$483.1	$456.2
Add: FTE Adjustment	7.1	6.9	7.3	18.0	13.2
Net Interest Income (FTE) - Non-GAAP	$569.4	$529.8	$535.4	$501.1	$469.4

Net Interest Margin - GAAP(1)	1.66%	1.55%	1.59%	1.53%	1.41%
Net Interest Margin (FTE) - Non-GAAP(1)	1.68%	1.57%	1.61%	1.59%	1.45%

Total Revenue
Total Revenue - GAAP	$1,968.5	$2,715.5	$1,646.8	$1,545.3	$1,726.5
Add: FTE Adjustment	7.1	6.9	7.3	18.0	13.2
Total Revenue (FTE) - Non-GAAP	$1,975.6	$2,722.4	$1,654.1	$1,563.3	$1,739.7
(1)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.

NORTHERN TRUST CORPORATION THIRD QUARTER 2024 RESULTS

FORWARD LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s third quarter earnings conference call will be webcast on October 23, 2024.
The live call will be conducted at 8:30 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website following the live event, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 24 U.S. states and Washington, D.C., and across 22 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of September 30, 2024, Northern Trust had assets under custody/administration of US$17.4 trillion, and assets under management of US$1.6 trillion. For more than 135 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit us on northerntrust.com. Follow us on X (formerly Twitter) @NorthernTrust or Northern Trust Corporation on LinkedIn.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA				% Change(1)
($ In Millions Except Per Share Data)				Q3 2024 vs.
	Q3 2024	Q2 2024	Q3 2023	Q2 2024	Q3 2023
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,196.6	$1,166.1	$1,111.9	3%	8%
Foreign Exchange Trading Income	54.1	58.4	51.8	(7)	4
Treasury Management Fees	8.2	9.0	7.5	(9)	9
Security Commissions and Trading Income	35.5	34.3	30.9	4	15
Other Operating Income	111.8	924.7	68.2	(88)	64
Investment Security Gains (Losses), net	—	0.1	—	N/M	N/M
Total Noninterest Income	1,406.2	2,192.6	1,270.3	(36)	11

Net Interest Income
Interest Income	2,530.2	2,506.5	1,935.0	1	31
Interest Expense	1,967.9	1,983.6	1,478.8	(1)	33
Net Interest Income	562.3	522.9	456.2	8	23

Total Revenue	1,968.5	2,715.5	1,726.5	(28)	14

Provision for Credit Losses	8.0	8.0	14.0	—	(43)

Noninterest Expense
Compensation	583.6	665.2	558.1	(12)	5
Employee Benefits	109.2	100.2	100.8	9	8
Outside Services	256.3	260.9	229.6	(2)	12
Equipment and Software	270.4	277.5	232.5	(3)	16
Occupancy	53.8	54.8	58.7	(2)	(8)
Other Operating Expense	86.1	175.3	98.5	(51)	(13)
Total Noninterest Expense	1,359.4	1,533.9	1,278.2	(11)	6

Income before Income Taxes	601.1	1,173.6	434.3	(49)	38
Provision for Income Taxes	136.2	277.5	106.5	(51)	28
NET INCOME	$464.9	$896.1	$327.8	(48)%	42%
Preferred Stock Dividends	16.2	4.7	16.2	N/M	—
NET INCOME APPLICABLE TO COMMON STOCK	$448.7	$891.4	$311.6	(50)%	44%
Earnings Allocated to Participating Securities	3.7	7.1	3.1	(48)	20
Earnings Allocated to Common and Potential Common Shares	$445.0	$884.3	$308.5	(50)%	44%

Per Common Share
Net Income
Basic	$2.23	$4.35	$1.49	(49)%	49%
Diluted	2.22	4.34	1.49	(49)	49

Average Common Equity	$11,589.2	$11,473.9	$10,651.7	1%	9%
Return on Average Common Equity	15.4%	31.2%	11.6%
Return on Average Assets	1.26%	2.44%	0.93%

Cash Dividends Declared per Common Share	$0.75	$0.75	$0.75	—%	—%

Average Common Shares Outstanding (000s)
Basic	199,938	203,306	207,022	(2)%	(3)%
Diluted	200,549	203,739	207,253	(2)	(3)
Common Shares Outstanding (EOP) (000s)	198,218	201,638	207,036	(2)	(4)
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the table above.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	NINE MONTHS
	2024	2023	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$3,505.6	$3,271.8	7%
Foreign Exchange Trading Income	169.5	154.9	9
Treasury Management Fees	26.5	23.8	11
Security Commissions and Trading Income	107.7	101.7	6
Other Operating Income	1,097.5	170.2	N/M
Investment Security Gains (Losses), net	(189.3)	6.9	N/M
Total Noninterest Income	4,717.5	3,729.3	26

Net Interest Income
Interest Income	7,482.3	5,125.4	46
Interest Expense	5,869.0	3,626.5	62
Net Interest Income	1,613.3	1,498.9	8

Total Revenue	6,330.8	5,228.2	21

Provision for Credit Losses	7.5	13.5	(44)

Noninterest Expense
Compensation	1,875.9	1,757.8	7
Employee Benefits	310.5	303.2	2
Outside Services	746.5	671.3	11
Equipment and Software	800.6	693.5	15
Occupancy	162.7	173.8	(6)
Other Operating Expense	361.8	296.1	22
Total Noninterest Expense	4,258.0	3,895.7	9

Income before Income Taxes	2,065.3	1,319.0	57
Provision for Income Taxes	489.6	324.8	51
NET INCOME	$1,575.7	$994.2	59%
Preferred Stock Dividends	37.1	37.1	—
NET INCOME APPLICABLE TO COMMON STOCK	$1,538.6	$957.1	61%
Earnings Allocated to Participating Securities	13.2	9.7	36
Earnings Allocated to Common and Potential Common Shares	$1,525.4	$947.4	61%

Per Common Share
Net Income
Basic	$7.53	$4.56	65%
Diluted	7.51	4.56	65

Average Common Equity	$11,321.7	$10,538.3	7%
Return on Average Common Equity	18.2%	12.1%
Return on Average Assets	1.44%	0.92%

Cash Dividends Declared per Common Share	$2.25	$2.25	—%

Average Common Shares Outstanding (000s)
Basic	202,614	207,611	(2)%
Diluted	203,131	207,928	(2)
Common Shares Outstanding (EOP) (000s)	198,218	207,036	(4)
(1)Percentage calculations are based on actual balances rather than the rounded amounts presented in the table above.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)				% Change(1)
				September 30, 2024 vs.
	September 30, 2024	June 30, 2024	September 30, 2023	June 30, 2024	September 30, 2023
Assets
Federal Reserve and Other Central Bank Deposits	$40,848.3	$43,206.1	$32,266.3	(5)%	27%
Interest-Bearing Due from and Deposits with Banks(2)	5,464.7	5,558.9	5,216.4	(2)	5
Securities Purchased under Agreements to Resell	981.6	859.6	384.3	14	155
Debt Securities
Available for Sale	28,311.9	26,861.7	24,342.1	5	16
Held to Maturity	22,708.6	22,798.6	24,920.4	—	(9)
Trading Account	—	—	0.1	N/M	(76)
Total Debt Securities	51,020.5	49,660.3	49,262.6	3	4
Loans	41,950.3	42,135.2	43,577.0	—	(4)
Other Interest-Earning Assets(3)	2,465.7	3,025.2	3,349.3	(18)	(26)
Total Earning Assets	142,731.1	144,445.3	134,055.9	(1)	6
Allowance for Credit Losses	(193.3)	(179.5)	(182.7)	8	6
Cash and Due from Banks and Other Central Bank Deposits(4)	3,014.3	2,390.1	1,912.4	26	58
Buildings and Equipment	480.3	481.0	465.0	—	3
Client Security Settlement Receivables	354.2	193.4	147.6	83	140
Goodwill	707.8	697.4	692.8	1	2
Other Assets	8,659.4	8,769.4	9,239.6	(1)	(6)
Total Assets	$155,753.8	$156,797.1	$146,330.6	(1)%	6%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$23,069.0	$28,074.0	$24,362.6	(18)%	(5)%
Savings Certificates and Other Time	6,255.2	6,378.4	4,038.6	(2)	55
Non-U.S. Offices - Interest-Bearing	69,684.3	67,612.3	60,826.9	3	15
Total Interest-Bearing Deposits	99,008.5	102,064.7	89,228.1	(3)	11
Federal Funds Purchased	2,761.9	2,406.4	5,539.3	15	(50)
Securities Sold under Agreements to Repurchase	170.8	629.2	545.9	(73)	(69)
Other Borrowings(5)	6,903.2	6,823.7	6,870.9	1	—
Senior Notes	2,820.9	2,744.0	2,688.9	3	5
Long-Term Debt	4,077.2	4,073.0	4,060.7	—	—
Total Interest-Bearing Liabilities	115,742.5	118,741.0	108,933.8	(3)	6
Demand and Other Noninterest-Bearing Deposits	22,174.8	20,926.2	20,937.8	6	6
Other Liabilities	5,087.5	4,474.1	4,611.8	14	10
Total Liabilities	143,004.8	144,141.3	134,483.4	(1)	6
Common Equity	11,864.1	11,770.9	10,962.3	1	8
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	12,749.0	12,655.8	11,847.2	1	8
Total Liabilities and Stockholders’ Equity	$155,753.8	$156,797.1	$146,330.6	(1)%	6%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the table above.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Other Borrowings primarily includes advances from the Federal Home Loan Bank of Chicago.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)				% Change(1)
				Q3 2024 vs.
	Q3 2024	Q2 2024	Q3 2023	Q2 2024	Q3 2023
Assets
Federal Reserve and Other Central Bank Deposits	$36,067.3	$35,924.1	$28,000.8	—%	29%
Interest-Bearing Due from and Deposits with Banks(2)	4,828.1	4,999.7	4,301.4	(3)	12
Federal Funds Sold	0.2	0.3	1.2	(31)	(81)
Securities Purchased under Agreements to Resell	977.2	731.9	950.8	34	3
Debt Securities
Available for Sale	27,462.6	26,591.4	24,430.7	3	12
Held to Maturity	22,834.0	23,373.8	25,919.2	(2)	(12)
Trading Account	—	—	0.4	—	(100)
Total Debt Securities	50,296.6	49,965.2	50,350.3	1	—
Loans	39,884.0	41,034.6	42,210.4	(3)	(6)
Other Interest-Earning Assets(3)	2,714.4	2,745.3	2,439.5	(1)	11
Total Earning Assets	134,767.8	135,401.1	128,254.4	—	5
Allowance for Credit Losses	(180.5)	(175.8)	(170.4)	3	6
Cash and Due from Banks and Other Central Bank Deposits(4)	1,742.3	1,802.0	1,694.6	(3)	3
Buildings and Equipment	482.2	485.8	474.1	(1)	2
Client Security Settlement Receivables	335.0	321.4	350.3	4	(4)
Goodwill	702.9	697.1	698.9	1	1
Other Assets	8,993.2	9,469.6	8,899.7	(5)	1
Total Assets	$146,842.9	$148,001.2	$140,201.6	(1)%	5%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$25,233.0	$27,554.9	$22,624.9	(8)%	12%
Savings Certificates and Other Time	6,639.6	6,027.4	3,665.2	10	81
Non-U.S. Offices - Interest-Bearing	64,347.2	63,216.3	58,680.5	2	10
Total Interest-Bearing Deposits	96,219.8	96,798.6	84,970.6	(1)	13
Federal Funds Purchased	2,320.9	3,010.7	5,935.9	(23)	(61)
Securities Sold under Agreements to Repurchase	504.3	574.6	426.0	(12)	18
Other Borrowings(5)	7,085.9	7,053.5	10,981.7	—	(35)
Senior Notes	2,795.6	2,728.7	2,713.2	2	3
Long-Term Debt	4,075.1	4,071.1	2,126.9	—	92
Total Interest-Bearing Liabilities	113,001.6	114,237.2	107,154.3	(1)	5
Demand and Other Noninterest-Bearing Deposits	16,340.9	16,543.0	16,792.5	(1)	(3)
Other Liabilities	5,026.3	4,862.2	4,718.2	3	7
Total Liabilities	134,368.8	135,642.4	128,665.0	(1)	4
Common Equity	11,589.2	11,473.9	10,651.7	1	9
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	12,474.1	12,358.8	11,536.6	1	8
Total Liabilities and Stockholders’ Equity	$146,842.9	$148,001.2	$140,201.6	(1)%	5%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the table above.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Other Borrowings primarily includes advances from the Federal Home Loan Bank of Chicago.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	QUARTERS
($ In Millions Except Per Share Data)	2024						2023
	THIRD		SECOND		FIRST		FOURTH		THIRD
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,196.6		$1,166.1		$1,142.9		$1,090.0		$1,111.9
Other Noninterest Income	209.6		1,026.5		(24.2)		(27.8)		158.4
Net Interest Income	562.3		522.9		528.1		483.1		456.2
Total Revenue	1,968.5		2,715.5		1,646.8		1,545.3		1,726.5
Provision for Credit Losses	8.0		8.0		(8.5)		11.0		14.0
Noninterest Expense	1,359.4		1,533.9		1,364.7		1,388.5		1,278.2
Income before Income Taxes	601.1		1,173.6		290.6		145.8		434.3
Provision for Income Taxes	136.2		277.5		75.9		32.7		106.5
Net Income	$464.9		$896.1		$214.7		$113.1		$327.8

Per Common Share
Net Income - Basic	$2.23		$4.35		$0.96		$0.52		$1.49
- Diluted	2.22		4.34		0.96		0.52		1.49
Cash Dividends Declared per Common Share	0.75		0.75		0.75		0.75		0.75
Book Value (EOP)	59.85		58.38		54.83		53.69		52.95
Market Value (EOP)	90.03		83.98		88.92		84.38		69.48

Financial Ratios
Return on Average Common Equity	15.4%		31.2%		7.3%		4.0%		11.6%
Return on Average Assets	1.26		2.44		0.60		0.33		0.93
Net Interest Margin (GAAP)	1.66		1.55		1.59		1.53		1.41
Net Interest Margin (FTE*)	1.68		1.57		1.61		1.59		1.45

Assets Under Custody / Administration ($ in Billions) - End Of Period
Asset Servicing	$16,278.0		$15,470.8		$15,385.4		$14,362.6		$13,206.2
Wealth Management	1,145.0		1,096.6		1,087.1		1,042.3		958.5
Total Assets Under Custody / Administration	$17,423.0		$16,567.4		$16,472.5		$15,404.9		$14,164.7

Assets Under Custody ($ In Billions) - End Of Period
Asset Servicing	$12,662.1		$11,955.5		$11,723.1		$10,882.0		$10,064.4
Wealth Management	1,132.7		1,085.9		1,081.0		1,034.5		951.0
Total Assets Under Custody	$13,794.8		$13,041.4		$12,804.1		$11,916.5		$11,015.4

Assets Under Management ($ In Billions) - End Of Period
Asset Servicing	$1,177.9		$1,107.3		$1,080.1		$1,032.0		$963.4
Wealth Management	443.9		419.4		420.6		402.5		369.9
Total Assets Under Management	$1,621.8		$1,526.7		$1,500.7		$1,434.5		$1,333.3

Asset Quality ($ In Millions) - End Of Period
Nonaccrual Loans	$39.3		$38.5		$37.0		$63.6		$68.8
Other Real Estate Owned (OREO)	—		—		—		1.5		0.3
Total Nonaccrual Assets	$39.3		$38.5		$37.0		$65.1		$69.1
Nonaccrual Assets / Loans and OREO	0.09%		0.09%		0.08%		0.14%		0.16%
Gross Charge-offs	$—		$(0.3)		$(11.1)		$(3.1)		$(0.8)
Gross Recoveries	2.4		0.4		0.7		0.7		1.1
Net Recoveries (Charge-offs)	$2.4		$0.1		$(10.4)		$(2.4)		$0.3
Annualized Net Recoveries (Charge-offs) to Avg Loans	0.02%		—%		(0.10)%		(0.02)%		—%
Allowance for Credit Losses Assigned to:
Loans	$184.8		$167.7		$162.4		$178.7		$166.8
Undrawn Loan Commitments and Standby Letters of Credit	26.5		29.5		25.2		26.9		28.3
Debt Securities and Other Financial Assets	8.7		12.4		13.9		14.8		16.7
Loans Allowance / Nonaccrual Loans	4.7	x	4.4	x	4.4	x	2.8	x	2.4	x

(*)    Net interest margin presented on an FTE basis is a non-GAAP financial measure. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.